UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 12, 2011, Greene County Bancorp, Inc. (the “Company”) received final approval of the Federal Reserve Bank of Philadelphia to organize Greene Property Holdings, Ltd. (“Greene Property”). Greene Property will be the direct, wholly-owned subsidiary of The Bank of Greene County (the Company's savings bank subsidiary)(the “Bank”). Greene Property is a New York corporation that will elect under the Internal Revenue Code to be taxed as a real estate investment trust (“REIT”).  Greene Property will hold certain mortgage-related assets contributed to it by the Bank initially and over time. In addition to owning all of the common stock of Greene Property, the Bank will own 80% of the preferred stock of Greene Property; the remaining 20% of the preferred stock will be owned by certain employees of the Bank.

The Bank and Greene Property will enter into a Management and Servicing Agreement pursuant to which the Bank will act as general manager of the REIT, including managing the assets contributed to the REIT.

The transaction is scheduled to close on January 4, 2012.

Item 9.01.                      Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.
DATE: December 19, 2011	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer